UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2015

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania		15650-0231

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
Item 2.02 Results of Operations and Financial Condition
On May 5, 2015, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal third quarter ended March 31, 2015.
The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented on an adjusted basis: gross profit and margin, operating expense, operating expense as a percentage of sales, operating (loss) income and margin, net (loss) income, diluted loss per share (LPS) and diluted earnings per share (EPS), effective tax rate, Industrial operating income and margin and Infrastructure operating (loss) income and margin. Adjustments for the three and nine months ended March 31, 2015 include: (1) restructuring and related charges, (2) technology asset impairment charge, (3) goodwill and other intangible asset impairment charges and (4) tax redeployment expense. Adjustments for the three and nine months ended March 31, 2014 include: (1) TMB inventory step-up, (2) TMB acquisition-related charges, (3) restructuring and related charges and (4) tax repatriation expense. Management adjusts for these items in measuring and compensating internal performance and to more readily compare the Company’s financial performance period-to-period. The press release also contains free operating cash flow which is a non-GAAP measures and are defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for dividends, debt repayment, strategic initiatives, and other investing and financing activities.
Additionally, during our quarterly earnings teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

Debt to Capital
Debt to Capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by the sum of total equity plus total debt. The most directly comparable GAAP measure is debt to equity, which is defined as total debt divided by total equity. Management believes that Debt to Capital provides additional insight into the underlying capital structure and performance of the Company.

DEBT TO CAPITAL (UNAUDITED)	March 31,	June 30,
(in thousands, except percents)	2015	2014
Total debt	$903,758	$1,061,783
Total equity	1,401,859	1,961,608
Debt to equity, GAAP	64.5%	54.1%
Total debt	$903,758	$1,061,783
Total equity	1,401,859	1,961,608
Total capital	$2,305,617	$3,023,391
Debt to capital	39.2%	35.1%

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Fiscal 2015 Third Quarter Earnings Announcement
99.2 Fiscal 2015 Third Quarter Supplemental Presentation Materials

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: May 5, 2015	By:	/s/ Martha Fusco
Martha Fusco
Interim Chief Financial Officer Vice President Finance and Corporate Controller